Exhibit 10.5

Letterhead of Citigroup

June 30, 2007

Winton Capital Management
1 a. St. Mary Abbot’s Place
Kensington, London W86LS, U.K.

Attention Mr. Martin Hunt

Re:	Management Agreement Renewals

Dear Mr. Hunt:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the ‘‘Management Agreements’’). We are extending the term of the Management Agreements through June 30, 2008 and all other provisions of the Management Agreements will remain unchanged.

•	Smith Barney Diversified Futures Fund L.P.

•	AURORA III

•	SSB Orion Futures Fund L.P.

•	CMF Winton Feeder LP I

•	Citigroup Diversified Futures Fund L.P.

•	CMF Winton Master Fund L.P.

•	CMF Institutional Futures Portfolio LP

•	Legion Winton

•	Citigroup Abingdon Futures Fund L.P.

•	Citigroup Global Futures Fund Ltd.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC
By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

By:	/s/ Martin Hunt

Print Name: Martin Hunt, Director Winton Capital Management